Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in Registration Statement (No. 333-185695) on Form S-1 of Equinox Frontier Funds (formerly The Frontier Fund) of our reports dated March 30, 2016 relating to our:

•	Audits of the financial statements of the Equinox Frontier Diversified Fund, Equinox Frontier Long/Short Commodity Fund, Equinox Frontier Masters Fund, Equinox Frontier Balanced Fund, Equinox Frontier Select Fund, Equinox Frontier Winton Fund, and Equinox Frontier Heritage Fund of Equinox Frontier Funds,

•	Audits of the financial statements of the Frontier Trading Company I, LLC, Frontier Trading Company II, LLC, Frontier Trading Company VII, LLC, Frontier Trading Company XIV, LLC, Frontier Trading Company XV, LLC, Frontier Trading Company XXIII, LLC, Frontier Trading Company XXIX, LLC, Frontier Trading Company XXXIV, LLC, Frontier Trading Company XXXV, LLC, Frontier Trading Company XXXVII, LLC, Frontier Trading Company XXXVIII, LLC, and Frontier Trading Company XXXIX, LLC,

•	Audit of the consolidated financial statements of Equinox Frontier Funds,

included in the Annual Report on Form 10-K of Equinox Frontier Funds for the year ended December 31, 2015.

/s/ RSM US LLP

Denver, Colorado

March 30, 2016